Exhibit 99.1

Date: July 29, 2010

Gryphon Concludes Successful Phase 1 Borealis Oxide Gold Drill Program

Gryphon Gold Corporation (TSX:GGN) are pleased to announce that all assays for the 18 reverse circulation holes in the oxide exploration drilling program have been returned on the Borealis Property in the Walker Lane gold belt in Nevada. The assays were completed by American Assay Laboratories in Sparks, NV. These holes were distributed into four areas of gold mineralization that contained Inferred Resources which management of Gryphon anticipates may be converted into Measured and Indicated resources following further drilling of priority targets. The program also included two additional condemnation holes completed within the boundaries of the proposed leach pad of the fully permitted oxide heap leach mine as described in the National Instrument 43-101 of the Canadian Securities Administrators (“NI 43-101”) Prefeasibility Report of September 17, 2009.

Progress on the drilling program had been reported in two previous press releases dated May 25 and May 28, 2010 where Gryphon reported the results of the nine holes completed in the program. This release reports all of the results from each area of the program.

Overall, Phase 1 drilling successfully tested multiple targets within the proposed mining area by converting and adding oxide gold ounces to the short term mine plan. Because of this work, numerous other targets were identified which remain to be tested in a proposed Phase 2 drilling program. These targets contain numerous Inferred Resource blocks and potential to discover new gold ounces. Targets include, in priority, 2,500 feet of the East Ridge and Gold View pit high wall, 1,000 feet of the Northeast Ridge strike extension, South Crocodile Ridge, 1,400 feet of the Borealis northeast extension zone, the western extension of Borealis, Polaris (DOF) down dip and on strike, and 1,200 feet of the upper Middle Ridge zone. Several other targets are being studied which include a magnetic linear trending between Freedom Flats and Polaris and an untested silicified structure adjacent to Polaris. It is anticipated by management of Gryphon that with additional focused drilling, the overall Measured and Indicated oxide gold resources will increase in the number of contained gold ounces.

Freedom Flats Drilling

Freedom Flats contains two oxide resource areas that are labeled the Pipe and Western Notch. The Pipe did not need any further drilling but the Notch had appeared to be amenable to resource expansion. Previously, Echo Bay produced 195,000 ounces of oxide gold at an average grade of 0.15 opt (5.23g/t Au) from Freedom Flats during the period 1987-1989 using conventional heap leach technology.

Six holes were drilled to confirm that the Western Notch of the Freedom Flats pit contained oxidized gold grades and potentially mineable thicknesses of gold mineralization. The program is considered to be successful with 5 holes intercepting gold values. Only one hole (FF-17) did not return any gold values as the extension of the ore zone had been dropped down across a major fault.

The following summary table highlights the gold intercepts from the Freedom Flats drilling

Hole Number	Depth (m)	From/To (m)	Interval (m)	Gold (g/t)	Gold (opt)
FF-13	148	117.3 to 141.7	24.4	0.89	0.026
Released May		144.8 to 147.8	3	0.75	0.022
25/10
FF-14	122	89.9 to 92.9	3	0.17	0.005
Released May		100.6 to 118.9	18.3	2.13	0.062
25/10		Including:	3	5.14	0.15
FF-15	136	79.2 to 91.4	12.2	1.99	0.058
Released May		100.6 to 102.1	1.5	0.48	0.014
25/10		106.7 to 117.3	10.7	1.06	0.031
FF-16	102	57.9 to 79.2	21.3	1.47	0.043
Released May
28/10
FF-17	122	None
FF-18	125	99 to 102.1	3	0.24	0.007
		106.7 to 118.9	12.2	0.38	0.011

A cut-off grade of .005 opt (0.17g/t Au) was used in calculating assay intervals. The true widths of the intercepts are not known. Drill holes FF-13, 14 and 15 were drilled at minus 50, 60, and 65 degrees. Drill holes FF-16, 17 and 18 were drilled at -90 degrees.

Lower Middle Ridge and East Ridge

A second drilling area focused on the Lower Middle Ridge area and on one corner of the East Ridge Pit floor where no previous drill data existed. Middle Ridge is the up-strike extension of the East Ridge mineralized zone. Gryphon tested both areas for grade and oxidation level with good results.

East Ridge is located about a mile to the northeast of Freedom Flats. Historically, it produced about 3.4 million tons of 0.03 opt (1.03g/t Au) Au for about 102,000 ounces of gold. It is anticipated that a Phase 2 drilling program will test numerous Inferred Resource blocks under and along the pit high wall and along with several short holes located in the pit floor where no drilling information exists.

The following summary table highlights the gold intercepts in the Middle Ridge and East Ridge areas.

Hole Number	Depth (m)	From/To (m)	Interval (m)	Gold (g/t)	Gold (opt)
MR-14	62.5	16.7 to 27.4	13.7	0.41	0.012
Released May		30.5 to 54.9	24.4	0.38	0.011
28/10
MR-15	76.2	48.8 to 65.5	10.7	0.24	0.007
MR-16	71.6	0 to 6.1	6.1	0.24	0.007
		22.9 to 30	6.1	0.17	0.005
		32 to 35.1	3	0.17	0.005
		38.1 to 61	22.9	0.48	0.014
MR-17	65.5	0 to 59.4	59.4	0.31	0.009
MR-18	77.7	39.6 to 44.2	4.8	0.24	0.007
		50.3 to 62.5	12.2	0.24	0.007
MR-19	70.1	3 to 10.7	7.6	0.24	0.007
		27.4 to 35	7.6	0.41	0.012
		44.2 to 56.4	12.2	0.24	0.006
MR-20	67	51.8 to 62.5	10.7	0.96	0.028
MR-21	61	0 to 9.1	9.1	0.27	0.008
		16.8 to 41.1	24.3	0.27	0.008
		45.2 to 50.3	4.8	0.41	0.012
ER-28	12.2	0 to 6.1	6.1	0.63	0.0185
released may
28/10
ER-29	10.7	0 to 10.7	10.7	0.41	0.012
Released May
28/10
ER-30	15.2	0 to 15.2	15.2	0.72	0.021
Released May
28/10
ER-31	7.6	0 to 7.6	7.6	5.07	0.148
Released May
28/10

A cut-off grade of .005 opt (0.17g/t Au) was used in calculating assay intervals. The true widths of the intercepts are not known. Drill holes MR-14, ER-29, 30 and 31 were drilled at minus 45 degrees. MR 15, 16, 17, 18, 19, 20 and 21 were drilled at -90 degrees.

Borealis Extension

One hole was drilled in the vicinity of a historic mineralized hole that was on the fringe of the Borealis pit. This old hole along with a projected feeder structure associated with a magnetic low suggested that this area could open up along strike to the northeast of the old pit. The hole that Gryphon drilled returned a modest but potentially attractive gold intercept. It is anticipated that additional drilling will test this zone to identify previously unrecognized gold ounces.

Hole Number	Depth (m)	From/To (m)	Interval (m)	Gold (g/t)	Gold (opt)
BE-17	61	32 to 42.7	10.7	0.86	0.025

BE-17 was drilled at -90 degrees.  The true width  of the interval is not known.

Condemnation Drilling

Two holes were placed in the center of the proposed leach pad which also targeted two historic geochemical surface anomalies associated with projected structures. The purpose of the condemnation holes is to determine that no minable resource exists under the proposed leach pad. Only one hole intercepted mineralization, which was contained in gravel derived from an eroding deposit.

Hole Number	Depth (m)	From/To (m)	Interval (m)	Gold (g/t)	Gold (opt)
LP-3	152.4	none
LP-4	152.4	47.2 to 48.7	1.5	0.27	0.008

In summary, this drilling program focused on potentially upgrading Inferred Resources reported in Gryphon’s 2008 NI 43-101 “Technical Report on the Mineral Resource of the Borealis Gold Project Located in Mineral County, Nevada, USA” to the Measured and Indicated category and to potentially add additional oxide ounces to the Borealis resource. Drilling successfully tested multiple targets within the permitted mining area with the intent of adding gold ounces to the short term mine plan. Numerous other targets remain to be tested and permitting for those proposed drill sites is underway.

The Borealis property is described in a technical report dated April 28, 2008 titled “Technical Report on the Mineral Resources of the Borealis Gold Project Located in Mineral County, Nevada, U.S.A” and prepared in accordance with NI 43-101 filed on www.sedar.com. This technical report describes the exploration history, geology and gold resources at the Borealis property. Disclosure in this press release of mineral resources is based on the technical report. Details of the quality or grade of each category of mineral resources and key assumptions, parameters and methods used to estimate the mineral resources is included in the technical reports. The technical report also includes a description of environmental and permitting matters.

The technical information in this press release was approved by Mr. Steven Craig, VP of Exploration of Gryphon Gold, and is a Qualified Person as defined by National Instrument 43-101 of the Canadian Securities Administrators.

For further information contact:
Gryphon Gold Corporation
Suite 711-675 West Hastings Street
Vancouver, BC
Canada V6B 1N2
Tel: +1 888.261.2229
Fax: +1 604.608.3262
www.gryphongold.com
John L. Key, President and CEO
Tel: +1 775.883.1456
e-mail:jkey@gryphongold.com
Lisanna Lewis, Controller/Investor Relations
Tel: +1 604.261.2229
e-mail:llewis@gryphongold.com

This release as it relates to Gryphon was prepared by the management of Gryphon. The Toronto Stock Exchange does not accept responsibility for the adequacy or accuracy of this release.

ABOUT GRYPHON GOLD:
Gryphon Gold is a Nevada-focused gold exploration and potentially a production company. Its principal gold resource, the 1.4 million ounce (measured and indicated) and 1.1 million ounce (inferred) Borealis deposits, is located in the Walker Lane gold belt of western Nevada. The Borealis gold system is one of the largest known volcanic-hosted high-sulphidation gold bearing mineralized systems in Nevada.

Cautionary Note to U.S. Investors concerning estimates of Measured, Indicated and Inferred Resources: This press release and the Pre-Feasibility Study referenced in this press release use the terms “Measured Resources”, “Indicated Resources”, “Measured & Indicated Resources” and “Inferred Resources.” We advise U.S. investors that while these terms are defined in and required by Canadian regulations, these terms are not defined terms under the U.S. Securities and Exchange Commission (“SEC”) Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. “Inferred Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of a feasibility study or pre-feasibility study, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade without reference to unit measures. U.S. investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves.

This press release contains “forward-looking statements” and "forward-looking information" within the meaning of Canadian and United States securities laws, which may include, but is not limited to: 1) resource estimates on the Borealis resource, pediment exploration plans and other plans, projections, estimates and expectations; 2) statements regarding the proposed Phase 2 drilling program and the potential to increase Measured and Indicated Resource estimates and contained gold ounces at the Borealis property 2) statements with respect to the expected terms of the option agreement and joint venture agreement. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risk that further drilling will not convert Inferred Resources into Measured and Indicted resources or increase contained gold ounces, the risk that further drilling will not be completed as currently anticipated or at all, that financing for the development of the Borealis Project may not be available on terms satisfactory to Gryphon and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors” in Gryphon’s annual report on Form 10-K, as filed with the SEC on June 28, 2010, under the section heading “Risk Factors” and in Gryphon’s most recent financial statements, reports and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on Gryphon’s website: www.gryphongold.com and www.sec.gov or www.sedar.com